UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    March 5, 2015

Frontier Communications Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600

(Registrant’s telephone number, including area code)

_________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement

On March 5, 2015, Frontier Communications Corporation (the “Company”) entered into the First Amendment to the Credit Agreement, dated as of October 14, 2011, among the Company, CoBank, ACB, as Administrative Agent, Lead Arranger and a Lender, and the other parties thereto (the “2011 CoBank Credit Agreement”).  The amendment, among other things, modifies the 2011 CoBank Credit Agreement by (i) amending the definition of EBITDA to provide for an additional category of add-backs, subject to certain limitations, for cost savings, operating expense reductions, other operating improvements, and initiatives and synergies relating to certain acquisitions and dispositions and (ii) amending the covenant limiting the creation of liens securing indebtedness by expanding the exception for liens on assets of a person merged or consolidated with or into the Company to also include liens on assets of a person acquired by the Company.

On March 5, 2015, the Company also entered into the Second Amendment to the Credit Agreement, dated as of June 2, 2014, among the Company, the Lenders party thereto and CoBank, ACB, as Administrative Agent (the “2014 CoBank Credit Agreement”).  The amendment, among other things, modifies the 2014 CoBank Credit Agreement by (i) amending the definition of “EBITDA” to provide for an additional category of add-backs, subject to certain limitations, for cost savings, operating expense reductions, other operating improvements, and initiatives and synergies relating to certain acquisitions and dispositions, (ii) amending the definition of “Total Indebtedness” to provide that amounts held in escrow in connection with the funding of an acquisition shall be considered as unrestricted cash and therefore subtracted in calculating the amount of Total Indebtedness and (iii) amending the covenant limiting the creation of liens securing indebtedness by expanding the exception for liens on assets of a person merged or consolidated with or into the Company to also include liens on assets of a person acquired by the Company.

The foregoing description of the amendments to the 2011 CoBank Credit Agreement and the 2014 CoBank Credit Agreement is qualified in its entirety by reference to the full text of the amendments to the 2011 CoBank Credit Agreement and the 2014 CoBank Credit Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2 to this Report and are incorporated herein by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01        Other Events

Upon effectiveness of the amendments to the 2011 CoBank Credit Agreement and the 2014 CoBank Credit Agreement, the financing commitment obtained to finance the Company’s pending acquisition of the wireline operations of Verizon Communications Inc. in California, Florida and Texas, as described in the Company’s Current Report on Form 8-K dated February 5, 2015, was automatically reduced in accordance with its terms by $744 million, from $11.594 billion to $10.850 billion.

The information set forth in the press release issued by Frontier Communications Corporation on March 5, 2015, attached hereto as Exhibit 99.1, is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)       Exhibits

10.1     First Amendment, dated as of March 5, 2015, to the Credit Agreement, dated as of October 14, 2011, among Frontier Communications Corporation, CoBank, ACB as Administrative Agent, Lender Arranger and a Lender, and the other parties thereto.

10.2     Second Amendment, dated as of March 5, 2015, to the Credit Agreement, dated as of June 2, 2014, among Frontier Communications Corporation, the Lenders party thereto and CoBank, ACB as Administrative Agent.

99.1     Press Release of Frontier Communications Corporation released on March 5, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER Communications CORPORATION

Date: March 5, 2015	By:/s/ David G. Schwartz
David G. Schwartz
Vice President, Corporate Counsel
and Assistant Secretary